UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 12, 2013

GREEKTOWN SUPERHOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 East Lafayette, Detroit, Michigan 48226

(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Greektown Superholdings, Inc. (“Greektown”), issued a press release dated March 13, 2013, which is incorporated by reference herein. A copy of the press release is furnished as Exhibit 99.1 to this report.

The Special Committee of the Board of Dirctors of Greektown also issued the following statement:

The Special Committee of Greektown is pleased to report on its current discussions with Athens Acquisition LLC (“Athens”) regarding its pending purchase of majority controlling interest in Greektown, operator of the Greektown Casino & Hotel in Detroit, Michigan. While much progress has been made and we are optimistic that a deal will be reached, there can be no assurance that a final agreement will be reached. The Special Committee appreciates the effort of Athens and will continue to work towards a solution that the entire Board of Directors of Greektown can support, one that benefits all stakeholders, employees, the city of Detroit and the state of Michigan. Under the three-year stewardship of the current ownership group, Greektown has benefited from substantial capital improvements, including creating the new SuperPit table gaming area, fine dining at Brizola, the Market District, and the new 900-space Valet Parking Facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits Exhibit No.	Description
99.1	Press Release of Greektown Superholdings, Inc., dated March 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2013

GREEKTOWN SUPERHOLDINGS, INC.

	By:	/s/ Michael Puggi
	Name:	Michael Puggi
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of Greektown Superholdings, Inc., dated March 13, 2013